MOJO INC.

(FKA SPECIALTY BEVERAGE AND SUPPLEMENT, INC.)

UNAUDITED CONDENSED COMBINED PRO FORMA BALANCE SHEET

	MOJO	Specialty
	Shopping, Inc.	Beverage And				Adjusted
	(Reinstated)	Supplement, Inc.	Combined	Pro Forma		Pro Forma
	As of December 31,
	2010		Totals	Adjustments	AJE	Totals
ASSETS
Current Assets:
Cash and Cash Equivalents	$369	$34,646	$35,015	$—		$35,015
Total Current Assets	369	34,646	35,015	—		35,015

Property and Equipment, Net	—	163,692	163,692	—		163,692
Other Assets - Rent Security	—	10,000	10,000	—		10,000
Software, Net	58	—	58	—		58
						—
Total Assets	$427	$208,338	$208,765	$—		$208,765

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current Liabilities:
Accounts Payable and Accrued Expenses	$185,909	$323,651	$509,560	$—		$509,560
Accrued Interest	—	220,652	220,652	—		220,652
Notes Payable	—	1,039,450	1,039,450	—		1,039,450
Due To Officer	2,759	—	2,759	—		2,759
Total Current Liabilities	188,668	1,583,753	1,772,421	—		1,772,421
						—
Long-Term Liabilities						—
Notes Payable Related Parties	—	1,420,000	1,420,000	—		1,420,000
Total Long-Term Liabilities	—	1,420,000	1,420,000	—		1,420,000
						—
Total Liabilities	188,668	3,003,753	3,192,421	—		3,192,421

Stockholders' Equity:
Preferred Stock	—	—	—	—		—
Common Stock	113,000	123,725	236,725	(88,000)	2	50,000
				(123,725)	3
				19,552	3
Additional paid-in capital	(81,400)	—	(81,400)	88,000	2	(114,516)
				98,725	3
				(219,841)	1
Accumulated Deficit	(219,841)	(2,919,140)	(3,138,981)	219,841	1	(2,919,140)
Total Stockholders' Equity (Deficit)	(188,241)	(2,795,415)	(2,983,656)			(2,983,656)

Total Liabilities And Stockholders' Deficit	$427	$208,338	$208,765	$—		$208,765

1. To eliminate accumulated deficit of MOJO Shopping Inc. to reflect reverse merger.

2. To record cancelation of 88,000,000 shares of common stock

3. To record issuance of 19,552,128 shares of common stock to acquire 100% of common shares of Specialty Beverage and Supplement, Inc.

MOJO INC.

(FKA SPECIALTY BEVERAGE AND SUPPLEMENT, INC)

UNAUDITED CONDENSED COMBINED PRO FORMA STATEMENT OF OPERATIONS

		Specialty
	MOJO	Beverage And			Adjusted
	Shopping, Inc.	Suplement, Inc.	Combined	Pro Forma	ProForma
	As of December 31,
	2010		Totals	Adjustments	Totals

REVENUES	$—	$—	$—	$—	$—

Cost of Sales	—	—	—	—	—

Gross Profit	—	—	—	—	—

Operating Expenses
General and Administrative	108,168	976,629	1,084,797	—	1,084,797
Depreciation and Amortization	52	—	52	—	52
Total Operating Expenses	108,220	976,629	1,084,849	—	1,084,849

Loss from Operations	(108,220)	(976,629)	(1,084,849)		(1,084,849)

Other Income (Expense):
Interest income	—	20	20	—	20
Interest expense	—	(201,517)	(201,517)	—	(201,517)
Total Other Income (Expense)	—	(201,497)	(201,497)	—	(201,497)

Loss Before Provision for Income Taxes	(108,220)	(1,178,126)	(1,286,346)	—	(1,286,346)

Provision of Income Taxes	—	—	—	—	—

Net Loss	$(108,220)	$(1,178,126)	$(1,286,346)	$—	$(1,286,346)

2

MOJO INC.

(FKA SPECIALTY BEVERAGE AND SUPPLEMENT, INC)

UNAUDITED CONDENSED COMBINED PRO FORMA STATEMENT OF STOCKEHOLDERS' EQUITY (DEFICIT)

					Additional
	Preferred Stock		Common Stock		Paid-In	Accumulated
	Shares	Amount	Share	Amount	Capital	Deficit	Total
Balance at December 31, 2010	—	$—	123,725,018	$123,725	$—	$(1,741,014)	$(1,617,289)
(Specialty Beverage and Supplement, Inc. Pre-Merger)

Balance at December 31, 2010	—	—	113,000,000	113,000	(81,400)	(219,841)	(188,241)
(MOJO Shopping, Inc. Pre-Merger)

Elimination entries associated with merger	—	—	(113,000,000)	(186,725)	(33,116)	219,841	—

Net (loss) for the year ended December 31, 2010	—	—	—	—	—	(1,178,126)	(1,178,126)

Balance, December 31, 2010	$—	$—	$123,725,018	$50,000	$(114,516)	$(2,919,140)	$(2,983,656)